11/1/2009 - 10/31/2010

                                                         AFFILIATED                                SHARES/
                              SECURITY        TRADE      PRINCIPAL       EXECUTING    PURCHASE       PAR     UNDERWRITING
        FUND NAME            DESCRIPTION      DATE      UNDERWRITER        BROKER       PRICE       AMOUNT    CONCESSION
        ---------         ----------------  --------  ---------------  -------------  --------    ---------  ------------
Small Cap Opportunities   Pebblebrook       12/09/09  Wells Fargo      BofA ML
Fund                      Hotel Trust                 Securities, LLC                  $20.00       115,700     $0.48
Small Cap Value Fund      Verisk Analytics  10/06/09  Wells Fargo      Merrill Lynch   $22.00       156,200      4.00%
                          Inc                         Securities, LLC
Small/Mid Cap Value Fund  Verisk Analytics  10/06/09  Wells Fargo      Merrill Lynch
                          Inc                         Securities, LLC                  $22.00        10,500      4.00%
Small Cap Growth Fund     RailAmerica Inc   10/12/09  Wells Fargo      JPM
                                                      Securities, LLC                  $15.00       257,700      6.50%
Small Cap Opportunities   SS & C            03/30/10  Wells Fargo      JPM
Fund                      Technology                  Securities, LLC
                          Holdings, Inc.                                               $15.00        31,300      7.00%
Small Cap Opportunities   Dynavox Inc.      04/22/10  Wells Fargo      Piper Jaffray
Fund                                                  Securities, LLC                  $15.00        50,300     $1.05
Utility and               Chesapeake        07/29/10  Wells Fargo      UBS
Telecommunications Fund   Midstream                   Securities, LLC
                          Partners, L.P.                                               $21.00        20,000      5.25%
Small Cap Opportunities   World Fuel        09/16/10  Wells Fargo      Credit Suisse
Fund                      Services Corp.              Securities, LLC                  $25.00        31,300     $0.68
Traditional Small Cap     World Fuel        09/15/10  Wells Fargo      Barclays
Growth Fund                                           Securities, LLC                  $25.00        27,600      2.70%
Small/Mid Cap Value Fund  Vera Bradley Inc  10/20/10  Wells Fargo      Baird
                          VRA US                      Securities, LLC                 $16.000       117,568      7.00%
Small Cap Value Fund      Vera Bradley Inc  10/20/10  Wells Fargo      Baird
                          VRA US                      Securities, LLC                 $16.000     1,930,704      7.00%
Asia Pacific Fund         AIA Group Ltd.    10/22/10  Wells Fargo      Goldman          19.68 HKD   303,300      1.01%
                          1299_HK                     Securities, LLC